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                                                                   Exhibit 10.73
                                                                   -------------
APT
         American Portable Telecom
                    A TDS Company

8410 West Bryn Mawr Avenue
Suite 1100
Chicago, Illinois 60631
312-399-4200
Fax 312-399-4170

February 26, 1996

                                Letter of Intent

Omnipoint Communications ("OCI") and American Portable Telecom, Inc. ("APT") have agreed in principle to participate in the development and advancement of GSM-based services products and technologies, including PCS 1900 and IS-661.

Omnipoint and American Portable Telecom will discuss possible agreements in one or more of the following areas:

1. A roaming agreement which allows Omnipoint and APT subscribers to easily interoperate in each others' respective markets using dual-mode ("CS 1900/IS-661) and or standard PCS 1900 handsets, both with GSM Subscriber Identity Modules ("SIM Cards"). The parties will implement the necessary technical trials, Omnipoint during the latter half of 1996, and APT during the first half of 1997, which upon successful completion will technically enable commercial roaming between the parties' respective networks. Each party will be permitted to have representatives observe the other party's trails. In addition, the parties will coordinate and cooperate on individual or joint marketing efforts as they relate to roaming.

2. A technical trial of IS-661 base stations and subscriber equipment to be conducted by June 30, 1997, by APT personnel to evaluate IS-661 as an enhanced radio access system for GSM and other switching systems. Omnipoint has indicated a willingness to provide loaner equipment, if needed, upon which the trial will be conducted.

3. An industry forum for establishing common standards for vendor requirements with respect to GSM-based (PCS 1900 and IS-661) infrastructure and handsets.

4. Additional joint marketing efforts, including customer research, product requirement definition, SIM card applications, and secondary branding for roaming purposes.

The Parties may, subject to mutual consent, issue joint or separate press releases regarding this Letter of Intent. Neither party shall issue any press release or other public statement regarding this Letter of Intent without the consent of the other party. This Letter of Intent does not create any rights or obligations between the parties with respect to any future agreements.

IN WITNESS WHEREOF, the undersigned have executed this Letter of Intent as of the date and year first above written.

Omnipoint Communications                         American Portable Telecom, Inc.


By:    /s/ George Schmitt                        By:    /s/ Don Warkentin
   --------------------------                       -------------------------
Name:    George Schmitt                          Name:    Don Warkentin
Title:   President                               Title:   President